Ordinary Shareholders' Meeting and Extraordinary Shareholders' Meeting of Gentium S.p.A.

Date: April 29, 2011 (first call) / May 9, 2011 (second call)

See Voting Instruction On Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only

Ordinary Shareholders' Meeting:

THE BOARD OF DIRECTORS SUBMITS PROPOSALS 1, 2, 3, AND 4 FOR A VOTE.

	For	Against	Abstain
1. Approve the 2010 Italian GAAP financial statements of the Company and related documents and allocate the annual operating profit to the Company's net worth reserve.	☐	☐	☐
2. To set the number of members of the Board of Directors and elect the following individuals as members of the Board of Directors of the Company for the 2011/2012 term:	☐	☐	☐
01 a. Gigliola Bertoglio	☐	☐	☐
02 b. Marco Codella	☐	☐	☐
03 c. Glenn Cooper	☐	☐	☐
04 d. Laura Ferro	☐	☐	☐
05 e. Khalid Islam	☐	☐	☐
06 f. Bobby Sandage, Jr.	☐	☐	☐
3. Approve compensation package for each director of the Company.	☐	☐	☐
4. Approve the engagement of Reconta Ernst & Young, S.p.A. as the Company's independent auditor for the fiscal year 2011 with respect to the Company's U.S. GAAP Financial Statements and approve its compensation.	☐	☐	☐

5. In its discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

Extraordinary Shareholders' Meeting:

THE BOARD OF DIRECTORS SUBMITS PROPOSALS 1 AND 2 FOR A VOTE.

	For	Against	Abstain
1. To amend the previous resolution of the Extraordinary Shareholders' Meeting held on April 27, 2007 and to increase the capital of the Company in cash for a maximum amount of €2,200,000 for the issuance of stock options. To grant the Chairman of the Board of Directors with the power to carry out all the necessary formalities in order to implement the above mentioned resolution.	☐	☐	☐
2. To update and amend Article 6 of the Company's bylaws in order to confirm the previously granted powers of the Board of Directors, to increase the capital of the Company, issue convertible bonds and, in each case, exclude or limit the option right of the shareholders if it is in the interest of the Company. To grant the Chairman of the Board of Directors with the power to carry out all the necessary formalities in order to implement the above mentioned resolution.	☐	☐	☐

3. In its discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

Authorized Signatures - This section must be completed for your instructions to be executed.

____________________ Please Sign Here   ____________ Please Date Above

____________________ Please Sign Here   ____________ Please Date Above

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Ordinary Shareholders' Meeting and Extraordinary Shareholders' Meeting of Gentium S.p.A. to be held April 29, 2011 (first call)/May 9, 2011 (second call) For Holders as of March 2, 2011

INTERNET

Go To
www.proxypush.com/gent
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

1-866-390-6295
- Use any touch-tone telephone.
- **Have your Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 5:00 pm, Eastern Time April 21, 2011 1st call and April 28, 2011 2nd call.

PROXY TABULATOR FOR
GENTIUM S.p.A.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Gentium S.p.A.

Instructions to The Bank of New York Mellon, as Depositary
(Must be received prior to 5:00 PM on April 21, 2011 1st call and April 28, 2011 2nd call)

The undersigned registered holder of American Depositary Shares hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Ordinary Shares or other deposited securities represented by such American Depositary Shares registered in the name of the undersigned on the books of the Depositary as of the close of business on March 2, 2011 at the Ordinary Shareholders' Meeting and the Extraordinary Shareholders' Meeting of Gentium S.p.A. to be held on April 29, 2011, if such meetings are held on the first call, or May 9, 2011, if such meetings are held on the second call, in respect of the resolutions specified on the reverse.

PROXY TABULATOR FOR
GENTIUM S.p.A.
P.O. Box 8016
CARY, NC 27512-9903